UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2005
ABLEST INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10893	65-0978462

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

1901 Ulmerton Road, Suite 300, Clearwater, Florida		33762

(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (727) 299-1200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230,425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers
On September 22, 2005, Vincent J. Lombardo submitted his resignation, effective September 30, 2005, as Vice President, Chief Financial Officer, Treasurer and Secretary of Ablest Inc. (the “Company”) to pursue other opportunities.
Effective September 30, 2005, the Company’s Board of Directors elected Charles H. Heist as acting Chief Financial Officer and Treasurer, and W. David Foster as acting Secretary, pending the outcome of a search for a new executive officer to serve in such capacities. Each of Mr. Heist and Mr. Foster currently has an employment agreement with the Company, and neither will receive any additional compensation for his service in such additional capacities on an interim basis.
Mr. Heist, age 55, has served as Chairman of the Board of the Company since 1988 and a director of the Company since 1978. He previously served as President from 1983 to 1997 and as Chief Executive Officer from 1987 until March 2000. In over thirty years with the Company, he has held a variety of other management positions.
Mr. Foster, age 70, has served as Vice Chairman of the Board of the Company since 2004. He previously served as Chief Executive Officer from 2000 to 2003 and President and Chief Operating Officer from 1997 to 2000. In over thirty years with the Company, Mr. Foster also has held a variety of other management positions.
In connection with Mr. Lombardo’s departure, the Company and Mr. Lombardo have entered into a Settlement Agreement and Complete and Permanent Release, dated September 22, 2005 (the “Release Agreement”), pursuant to which, among other things, the parties terminated Mr. Lombardo’s Employment Agreement, dated January 1, 2004, and the Company agreed to pay Mr. Lombardo severance in the amount of $290,000, plus attorney’s fees and certain other continuing benefits. The foregoing description of the Release Agreement is qualified in its entirety by reference to the Settlement Agreement and Complete and Permanent Release included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include statements regarding, among other things, the future intentions of the Board of Directors of the Company regarding a permanent Chief Financial Officer, Treasurer and Secretary. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the company’s Reports on Forms 8-K, 10-Q and 10-K and Annual Reports to Shareholders.
Item 9.01.            Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Complete and Permanent Release, dated September 22, 2005, between Vincent J. Lombardo and Ablest Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABLEST INC.
September 23, 2005	By:	/s/ Kurt R. Moore
Kurt R. Moore
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement and Complete and Permanent Release, dated September 22, 2005, between Vincent J. Lombardo and Ablest Inc.